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FOR IMMEDIATE RELEASE                        Contacts:  Christopher C. Ohman
                                                        Chief Financial Officer
                                                        510 273 3208
                                                        e-mail: cohman@hsdc.com


                            HEALTH SYSTEMS DESIGN AND
                ROBERTSON STEPHENS AGREE TO TERMINATE ENGAGEMENT


         Oakland, California - August 30, 2000 - Health Systems Design Corporation (Nasdaq:HSDC) (HSD) today announced its engagement letter with Robertson Stephens has been terminated. The letter was signed in November 1999 in connection with HSD's process of exploring strategic alternatives, and was terminated by mutual agreement.

         HSD noted that it continues to explore strategic alternatives and various financing options.

         Health Systems Design, headquartered in Oakland, California, is a leading provider of information systems solutions for organizations that administer health benefits. The company's DIAMOND software manages large and complex databases and the high volume, complex transactions associated with the administration of health benefits and provider payments. The company's software and services allow clients to control costs and improve the service they provide to their members. The company's 119 licensees include health insurers, health maintenance organizations (HMOs), preferred provider organizations (PPOs), third party administrators and provider organizations, including some of the nation's largest health plans. Health Systems Design was founded in 1988 and has traded on the Nasdaq National Market since its initial public offering in 1996.


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         HSDC "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995: THE STATEMENTS CONTAINED IN THIS RELEASE THAT ARE NOT HISTORICAL FACT ARE FORWARD-LOOKING AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH IN OR IMPLIED BY FORWARD-LOOKING STATEMENTS. RISKS AND UNCERTAINTIES INCLUDE THE COMPANY'S DEPENDENCE UPON A SINGLE PRODUCT LINE; THE DYNAMIC NATURE OF THE MARKET IN WHICH THE COMPANY'S PRODUCT LINE COMPETES; CONTINUED MARKET ACCEPTANCE OF THE COMPANY'S PRODUCTS; POTENTIAL ACQUISITIONS OR MERGERS; DEVELOPMENT OF NEW PRODUCTS AND ENHANCEMENTS OF THE CURRENT PRODUCT; DEPENDENCE OF THE COMPANY'S RESULTS OF OPERATIONS ON CERTAIN LARGE CUSTOMERS; THE COMPANY'S ABILITY TO ATTRACT AND RETAIN QUALIFIED PERSONNEL; INTENSE COMPETITION; AND OTHER RISKS DESCRIBED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.

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